                                  AMENDMENT TO

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated April 1, 1999, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, Liberty Life Assurance Company of Boston, a Massachusetts life insurance company, and Liberty Life Distributors LLC, is hereby amended as follows:

Effective December 21, 2007, Liberty Life Distributors LLC merged into "Liberty Life Securities". All references to Liberty Life Distributors LLC will hereby be deleted and replaced with "Liberty Life Securities".

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Global Health Care
AIM V.I. Government Securities Fund
AIM V.I. Financial Services Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

-    LLAC Variable Account

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

-    Modified Single Premium Variable Life Contract

-    Flexible Premium Variable Life Insurance Contract


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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective date: January 1, 2008



                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ P. Michelle Grace           By: /s/ Carolyn Gibbs
        -----------------------------       ------------------------------------
Name: P. Michelle Grace                 Name: Carolyn Gibbs
                                              ----------------------------------
Title: Assistant Secretary              Title: Assistant Vice President
                                               ---------------------------------


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ P. Michelle Grace           By: /s/ John S. Cooper
        -----------------------------       ------------------------------------
Name: P. Michelle Grace                 Name: John S. Cooper
Title: Assistant Secretary              Title: President


                                        LIBERTY LIFE ASSURANCE COMPANY
                                        OF BOSTON


Attest: /s/ Kenneth W. Gould, Jr.       By: /s/ Douglas Wood
        -----------------------------       ------------------------------------
Name:   Kenneth W. Gould Jr.            Name: Douglas Wood
        -----------------------------         ----------------------------------
Title:  Administration Manager          Title: CFO
        -----------------------------          ---------------------------------


                                        LIBERTY LIFE SECURITIES


Attest: /s/ Kenneth W. Gould, Jr.       By: /s/ John L. Treece
        -----------------------------       ------------------------------------
Name:   Kenneth W. Gould Jr.            Name: John L. Treece
        -----------------------------         ----------------------------------
Title:  Administration Manager          Title: President
        -----------------------------          ---------------------------------



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